EXHIBIT A to
                                                     1996 SUPPLEMENTAL INDENTURE



                               1996 REFUNDING NOTE
                             (DUE JANUARY 15, 2014)


                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
                SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

               NONRECOURSE PROMISSORY NOTE, 1996 REFUNDING SERIES
                             (DUE JANUARY 15, 2014)

                          Issued at: New York, New York

                         Issue Date: As of July 15, 1996


             STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee (Owner Trustee) under a Trust Agreement dated as of December 16, 1985 with MFS LEASING CORP. (the Owner Participant), hereby promises to pay to PUBLIC SERVICE COMPANY OF NEW MEXICO, or registered assigns, the principal sum of $32,256,000 (Thirty Two Million Two Hundred Fifty Six Thousand Dollars) on January 15, 2014 together with interest (computed on the basis of a 360-day year of twelve 30- day months) on the aggregate amount of such principal sum remaining unpaid from time to time from the Issue Date of this 1996 Refunding Note until due and payable, in arrears, at the rate of 10.30% per annum. Payments of principal installments of this 1996 Refunding Note shall be made in the "principal amount payable" and on the "payment dates" specified in Schedule 1 hereto, as such Schedule may be revised from time to time in accordance with the Indenture and the terms contained herein. Payments of accrued interest on this 1996 Refunding Note shall be made on January 15 and July 15 in each year, commencing January 15, 1997, to and including the last "payment date" specified in Schedule 1 hereto.

             Capitalized terms used in this 1996 Refunding Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as hereinafter defined).

             Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest, shall be paid, on demand, from the due date thereof at the rate per annum equal to 11.30% (computed on the basis of a 360-day year of twelve 30-day months) for the period during which any such principal, premium or interest shall be overdue.


                                                                      [3][MFS-1]

                                   Page III-10

             In the event any date on which a payment is due under this 1996 Refunding Note is not a Business Day, then payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

             All payments of principal, premium, if any, and interest to be made by the Owner Trustee hereunder and under the Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated as of December 16, 1985, as at any time heretofore or hereafter amended or supplemented in accordance with the provisions thereof (the Indenture), between the Owner Trustee and The Chase Manhattan Bank (formerly known as "Chemical Bank"), as trustee (the Indenture Trustee), shall be made only from the Lease Indenture Estate and the Trust Estate, and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Lease Indenture Estate to make such payments in accordance with the terms of Article V of the Indenture. The Holder hereof, by its acceptance of this 1996 Refunding Note, agrees that such Holder will look solely to the Trust Estate and the income and proceeds from the Lease Indenture Estate to the extent available for distribution to the Holder hereof as above provided, and that neither the Owner Participant nor, except as expressly provided in the Indenture, the Owner Trustee nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amounts payable under this 1996 Refunding Note or for any performance to be rendered under the Indenture or any other Transaction Document or for any liability thereunder; provided, however, that in the event the Lessee shall assume all the obligations of the Owner Trustee hereunder and under the Indenture pursuant to Section 3.9(b) of the Indenture, then all the payments to be made under this 1996 Refunding Note shall be made only from payments made by the Lessee under this 1996 Refunding Note in accordance with the Assumption Agreement referred to in said Section 3.9(b) and the Holder of this 1996 Refunding Note agrees that in such event it will look solely to the Lessee for such payment.

             The Holder hereof, by its acceptance of this 1996 Refunding Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 3.11 of the Indenture. The Holder of this 1996 Refunding Note agrees, by its acceptance hereof, that it will duly note by appropriate means all payments of principal or interest made hereon and that it will not in any event transfer or otherwise dispose of this 1996 Refunding Note unless and until all such notations have been duly made.

             This 1996 Refunding Note is the 1996 Refunding Note referred to in the Indenture. The Indenture permits the issuance of additional series of Notes, as provided in Section 3.5 of the Indenture, and the several series may be for varying aggregate principal amounts and may have different maturity dates, interest

                                                                      [3][MFS-1]

                                   Page III-11
rates,  redemption  provisions  and other  terms.  The  properties  of the Owner
Trustee included in the Lease Indenture Estate are pledged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and premium, if any, and interest on this 1996 Refunding Note and all other Notes issued and outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a statement of the rights of the Holders of, and the nature and extent of the security for, this 1996 Refunding Note and of the rights of, and the nature and extent of the security for, the Holders of the other Notes and of certain rights of the Owner Trustee, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions the Holder hereof agrees by its acceptance of this 1996 Refunding Note.

             This 1996 Refunding Note is subject to prepayment in whole as contemplated by Section 5.2 of the Indenture and in the circumstances therein described. In addition, this 1996 Refunding Note may, at the option of the Owner Trustee, be prepaid in whole or in part at any time by the Owner Trustee upon the giving by the Owner Trustee of not less than two days' notice (as provided in the Indenture) and at the following prepayment prices (expressed as a percentage of the unpaid principal amount hereof), together with interest accrued to the date fixed for prepayment:

  Twelve Month                                                Redemption
Period Beginning                                                  Price

January 15, 1996                                               106.180%
January 15, 1997                                               105.768
January 15, 1998                                               105.356
January 15, 1999                                               104.944
January 15, 2000                                               104.532
January 15, 2001                                               104.120
January 15, 2002                                               103.708
January 15, 2003                                               103.296
January 15, 2004                                               102.884
January 15, 2005                                               102.472
January 15, 2006                                               102.060
January 15, 2007                                               101.648
January 15, 2008                                               101.236
January 15, 2009                                               100.824
January 15, 2010                                               100.412



and thereafter at the principal amount thereof, together with interest accrued to the date fixed for prepayment. This 1996 Refunding Note is not otherwise subject to optional prepayment in whole or in part.


                                                                      [3][MFS-1]

                                   Page III-12

             In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this 1996 Refunding Note and any other Notes, together with all accrued but unpaid interest thereon, may, subject to certain rights of the Owner Trustee or the Owner Participant contained or referred to in the Indenture, be declared or may become due and payable in the manner and with the effect provided in the Indenture.

             The lien upon the Lease Indenture Estate is subject to being legally discharged prior to the maturity of this 1996 Refunding Note upon the deposit with the Indenture Trustee of cash or certain securities sufficient to pay this 1996 Refunding Note when due or an assumption of the obligation of the Owner Trustee under this 1996 Refunding Note and the Indenture, in each case in accordance with the terms of the Indenture.

             There shall be maintained at the Indenture Trustee's Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Indenture. The transfer of this 1996 Refunding Note is registrable, as provided in the Indenture, upon surrender of this 1996 Refunding Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Holder hereof, together with the amount of any applicable transfer taxes. Prior to the due presentment for registration of transfer of this 1996 Refunding Note, the Owner Trustee and the Indenture Trustee may treat the person in whose name this 1996 Refunding
Note is registered as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this 1996 Refunding Note and for all other purposes whatsoever, whether or not this 1996 Refunding Note be overdue, and neither the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary.

             Principal, premium, if any, and interest shall be payable, in the manner provided in the Indenture, on presentment of this 1996 Refunding Note at the Indenture Trustee's Office, or as otherwise provided in the Indenture.

             This 1996 Refunding Note shall be governed by, and construed in accordance with, the laws of the State of New York.



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                                   Page III-13

             IN WITNESS WHEREOF, the Owner Trustee has caused this 1996 Refunding Note to be duly executed as of the date hereof.

                                       STATE STREET BANK AND TRUST
                                         COMPANY, not in its individual
                                         capacity, but solely as Owner
                                         Trustee under a Trust Agreement
                                         dated as of December 16, 1985
                                         with MFS Leasing Corp.


                                       By____________________________
                                         Name:
                                         Title:


             This Note is one of the series of Notes referred to therein and in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK,
                                         as Indenture Trustee


                                       By __________________________
                                          Name:
                                          Title:

                                                                      [3][MFS-1]

                                   Page III-14

                                   SCHEDULE 1
                           TO THE 1996 REFUNDING NOTE
                             (DUE JANUARY 15, 2014)

                       Schedule of Principal Amortization

                          $32,256,000 Principal Amount

                Payment              Principal Amount          Principal Amount
                 Date                    Payable                    Paid

January 15, 1997                       $  820,000
July 15, 1997                             863,000
January 15, 1998                          906,000
July 15, 1998                             737,000
January 15, 1999                          536,000
July 15, 1999                             551,000
January 15, 2000                          566,000
July 15, 2000                             582,000
January 15, 2001                          597,000
July 15, 2001                             614,000
January 15, 2002                          631,000
July 15, 2002                             648,000
January 15, 2003                          666,000
July 15, 2003                             684,000
January 15, 2004                          703,000
July 15, 2004                             722,000
January 15, 2005                          741,000
July 15, 2005                             763,000
January 15, 2006                          783,000
July 15, 2006                             804,000
January 15, 2007                          827,000
July 15, 2007                             850,000
January 15, 2008                          871,000
July 15, 2008                             897,000
January 15, 2009                          925,000
July 15, 2009                             946,000
January 15, 2010                          973,000
July 15, 2010                           1,006,000
January 15, 2011                        1,141,000
July 15, 2011                           1,173,000
January 15, 2012                        1,205,000
July 15, 2012                           1,540,000
January 15, 2013                        2,385,000
July 15, 2013                           2,507,000
January 15, 2014                        1,093,000
                                      -----------
Principal Amount                      $32,256,000
                                      ===========